                                                                   EXHIBIT 10.18

                         SINGLE TENANT INDUSTRIAL LEASE

This Indenture made as of the 27th day of July 1995.



BETWEEN:

                          LEHNDORFF MANAGEMENT LIMITED
                          in Its capacity as agent for the Owners

                          (hereinafter called the "Landlord")



                          -and-

                          BARRINGER RESEARCH LIMITED

                          (hereinafter called the "Tenant")




Building:                1730 Aimco Boulevard, Mississauga

Rentable Area:           28,380 square feet

Commencement
Date:                    September 1, 1995

Expiry Date:             August 31, 2005

                                     INDEX



CLAUSE 1        PREMISES

CLAUSE 2        TERM

CLAUSE 3        POSSESSION OF PREMISES

CLAUSE 4        RENT AND SECURITY DEPOSIT

CLAUSE 5        RENT AND INTEREST & GOODS AND SERVICES TAX

CLAUSE 6        NET LEASE

CLAUSE 7        UTILITIES & OTHER SERVICES

CLAUSE 8        TAXES, ETC.

CLAUSE 9        INSURANCE

CLAUSE 10       SPUR TRACK

CLAUSE 11       OPERATING AND MAINTENANCE COSTS

CLAUSE 12       DELETED

CLAUSE 13       GOOD & SUBSTANTIAL REPAIR

CLAUSE 14       ENTRY TO INSPECT

CLAUSE 15       QUALITY OF REPAIR

CLAUSE 16       NUISANCE, WASTE, HAZARDOUS SUBSTANCES

CLAUSE 17       USE

CLAUSE 18       ORDINANCES & REGULATIONS

CLAUSE 19       ASSIGNMENT 7 SUB-LETTING

CLAUSE 20       INDEMNIFICATION

CLAUSE 21       TENANT'S INSURANCE

CLAUSE 22       DAMAGE

CLAUSE 23       QUIET POSSESSION

CLAUSE 24       LANDLORD'S REPAIRS

CLAUSE 25       LANDLORD'S INSURANCE

CLAUSE 26       TAXES

CLAUSE 27       DAMAGE & DESTRUCTION

CLAUSE 28       ALTERATIONS & IMPROVEMENTS

CLAUSE 29       SIGNS

CLAUSE 30       NO LIENS

CLAUSE 31       TIME FOR PAYMENT AND LEGAL COSTS

CLAUSE 32       DEFAULT

CLAUSE 33       CONSEQUENCES OF DEFAULT

CLAUSE 34       DISTRESS

CLAUSE 35       SURRENDER

CLAUSE 36       RIGHT TO EXHIBIT PREMISES

CLAUSE 37       OVERHOLDING

CLAUSE 38       WAIVER BY THE LANDLORD

CLAUSE 39       NOTICES

CLAUSE 40       DELETED

CLAUSE 41       SUBORDINATION & ACKNOWLEDGEMENTS

CLAUSE 42       DELETED

CLAUSE 43       TIME OF ESSENCE

CLAUSE 44       HEADINGS

CLAUSE 45       INTERPRETATION

CLAUSE 46       ACCEPTANCE

CLAUSE 47       GOVERNING LAWS

CLAUSE 48       DELETED

CLAUSE 49       DELETED

CLAUSE 50       REPRESENTATIONS

CLAUSE 51       BINDING ON SUCCESSORS & APPROVED ASSIGNS

CLAUSE 52       SALE OR FINANCING OF LANDS OR ASSIGNMENT BY LANDLORD

CLAUSE 53       REGISTRATION

CLAUSE 54       LAND USE CAVEAT

CLAUSE 55       EXCLUSION OF LIABILITY

CLAUSE 56       LANDLORD'S RIGHT TO PERFORM

CLAUSE 57       EXPROPRIATION

CLAUSE 58       DELAY

CLAUSE 59       SCHEDULES

THIS AGREEMENT made as of the 27th day of July 1995.


BETWEEN

                  LEHNDORFF MANAGEMENT LIMITED, successor by amalgamation to Lehndorff Property Management Limited, a Corporation incorporated under the laws of the Province of Ontario having a local office at 390 Bay Street, Toronto, Ontario, in its capacity as agent for the Owners,

                  (herein called "the Landlord")



                                    OF THE FIRST PART


                                     -and-


                  BARRINGER RESEARCH LIMITED

                  (herein called "the Tenant")



                                    OF THE SECOND PART


1.      PREMISES

        The Landlord is the manager of the building containing 28,380 square feet, as outlined in red on Schedule "B", situate on the Lands (herein called the "Building") known municipally as 1730 Aimco Boulevard, Mississauga, and described in Schedule "A".

         NOW THEREFORE THIS AGREEMENT WITNESSETH that the Landlord, being the duly authorized managing agent of the Owner of the Lands, in consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of the Tenant to be paid, observed and performed does hereby Lease unto the Tenant the Lands and Building, hereinafter called the "Demised Premises", containing 28,380 square feet.


2.      TERM

        TO HAVE AND TO HOLD the Demised Premises for and during the Term of ten
(10) years commencing on the 1st day of September 1995, (the "Commencement Date") and to be fully completed and ended on the 31st day of August 2005, (the "Expiry Date") (herein called the "Term") unless this Lease is sooner terminated as hereinafter provided.


3.      POSSESSION OF PREMISES

        Except (or Landlord's Work and repairs referred to in Schedule "G", "J" and "N" attached hereto, which are to be completed by the Landlord, the Tenant accepts the Demised Premises in an "as is" condition.

        PROVIDED ALWAYS, that if the Demised Premises are not ready for possession by the Tenant on the Rent Commencement Date for any reason attributable to any failure or neglect of the Landlord, the Rent Commencement Date shall be postponed until the Demised Premises are ready for possession by the Tenant but the Expiry Date shall not be varied as a result thereof nor shall the Tenant have any claim against the Landlord as a result of such postponement.

        PROVIDED FURTHER, HOWEVER, that if the Demised Premises are not ready for possession by the Tenant on the Rent Commencement Date set forth below due to any act or failure to act on the part of the Tenant, then the Rent shall commence on that date as though the Demised Premises were ready for possession by the Tenant and all the provisions of this Lease shall apply.

        For the purpose of this Lease, the Demised Premises shall be deemed to be ready for possession by the Tenant when the Landlord's and the Tenant's representatives acting reasonably certify in writing that the improvements, and repairs, if any, being carried out by the Landlord to the Demised Premises, in accordance with plans and specifications heretofore approved by the Tenant or as otherwise determined pursuant to the terms and conditions of the Offer to Lease on which this Lease is based and the Schedules attached hereto, have been carried out to the extent necessary to permit the Demised Premises to be utilized by the Tenant without undue interference.

4.      RENT & SECURITY DEPOSIT

        YIELDING AND PAYING therefore unto the Landlord Basic Rent as follows:

        For the period November 1, 1995 (the "Rent Commencement Date") to AUGUST 31, 2000, $8,514.00 per month (adjusted pro-rata if the Rent Commencement Date is not the first day of a month) payable in advance on the Rent Commencement Date and thereafter on the first day of each month throughout this period.

        For the period SEPTEMBER 1, 2000 to AUGUST 31, 2005, $13,007.50 per month in advance on the first day of each month throughout this period.

All of the amounts referred to above are called "Basic Rent" within this LEASE.

        THE LANDLORD ACKNOWLEDGES THAT THE TENANT HAS DEPOSITED $20,497.46 WITH THE LISTING BROKER, CB COMMERCIAL, IN TRUST TO BE APPLIED AS FIRST MONTHS NET RENTAL PLUS LAST MONTHS NET RENTAL PLUS G.S.T.

5.      RENT AND INTEREST AND GOODS AND SERVICES TAXES

        The Tenant covenants and agrees to pay to the Landlord or its order in lawful money of Canada, at the office of the Landlord hereinafter set forth, or at such other place as the Landlord may in writing direct, without notice or demand, except as otherwise specifically provided herein, and without deduction or set-off for any reason whatsoever a Rent comprised of:

         a)       the Basic Rent hereby reserved in the manner herein provided;
                  and

         b) all amounts which become due and payable to the Landlord from time to time pursuant to the terms permitted in this Lease within the time herein provided (the "Additional Rent");

all of which amounts shall be payable and recoverable as Rent.

        The Tenant covenants and agrees to pay to the Landlord interest at a rate equal to the prime bank lending rate from time to time charged by the Landlord's bank on all arrears of Basic Rent or Additional Rent owing to the Landlord and all other sums payable by the Tenant to the Landlord pursuant to the terms hereof from the date of default in the payment thereof until payment is received by the Landlord. Basic Rent and Additional Rent may be herein referred to collectively as "Rent".

        In addition to the Rent payable herein, the Tenant will pay to the Landlord (acting as agent for the taxing authority if applicable) or directly to the taxing authority (if required by the applicable legislation) in the manner specified by the Landlord, the full amount of all goods and services taxes, sales taxes, value-added taxes, multi-stage taxes, business transfer taxes and any other taxes imposed on the Tenant in respect of the Rent payable by the Tenant under this Lease or in respect of the rental of space by the Tenant under this Lease (collectively and individually, "GST"). GST is payable by the Tenant whether characterized as a goods and services tax, sales tax, value-added tax, multi-stage tax, business transfer tax, or otherwise. GST so payable by the Tenant will:

         a) be calculated by the Landlord in accordance with the applicable legislation;

         b) be paid by the Tenant at the same time as the amounts to which the GST applies are payable to the Landlord under the terms of this Lease (or upon demand at such other time or times as the Landlord from time to time determines); and

         c) despite anything else in this Lease, be considered not to be Rent, but the Landlord shall have all of the same remedies for and rights of recovery with respect to such amounts as it has for non-payment of Rent under this Lease or at law.

6.      NET LEASE

        The Tenant covenants and agrees with the Landlord that this Lease is a net Lease and the Basic Rent referred to above is to be received by the Landlord free of all outgoings whatsoever except as otherwise herein specifically provided and except for the Landlord's income taxes and for payments of any financing respecting the Lands and the Building that may now or in the future become due.

        The Rent herein shall be a net rental to the Landlord, and in addition to the Rent, the Tenant shall pay real estate taxes, local improvement charges, if any, utility charges, water and telephone charges, outside maintenance including driveways, trucking and parking areas, lawn and shrubbery maintenance, snow removal and insurance premiums for the building, in accordance with the Lease.

7.      UTILITIES & OTHER SERVICES

        The Tenant covenants and agrees to pay and discharge as the same fall due during the Term, without limitation, all charges for garbage removal, janitorial services and maintenance respecting the Demised Premises and all charges for utilities, including telephone installations, water, electrical power, gas, and telephone charges metered separately or charged separately by the authority providing the same to the Demised Premises, as well as any charges of such authority based thereon for treatment or other facilities, and all like charges or rates, goods and services taxes and business taxes, and all floor space and personal property taxes, license fees, or other like taxes or fees which may be imposed by any municipal, legislative or other authority upon or in respect of any personal property of the Tenant situated thereon, as the same are assessed and fall due.


8.      TAXES, ETC.

See Rider Page 3A.

9.      INSURANCE

        The Tenant covenants and agrees to pay 100% per cent of the premiums for the insurance carried by the Tenant on behalf of the Landlord during the Term of this Lease for insurance against fire (and other coverages for perils and liabilities related to the Lands or Building, which coverage shall be in the Landlord's reasonable discretion) on the Building of which the Demised Premises form a part, which insurance shall include coverage of the Tenant's trade fixtures, merchandise, stock in trade, furniture or other property within, about or adjacent to the Demised Premises or the Lands and Building. Premiums shall include any costs incurred with respect to payment of any deductible amounts or below deductible amounts payable pursuant to bona fide claims made on the insurance policies.

Rider 3A

8.      Taxes, Etc.

In addition to the payment of Basic Rent hereunder, the Tenant shall promptly discharge and pay when due (subject to the right of contestation as hereinafter mentioned but including any fine, penalty, interest or cost which may be added thereto) all taxes, rates, duties, assessments and other public charges which during the Term may be levied, rated, charged or assessed against the Demised Premises and the Building or any property owned or brought thereon by the Tenant; and every tax, licence fee, business tax and other public charge (except, however, any income, capital or profits taxes imposed on or against the Landlord) together with interest and/or penalties thereon which, during the Term, may be assessed, levied or charged in respect of the occupancy of the Demised Premises and the Building by the Tenant, or any businesses carried on therein by the Tenant, or the property of the Tenant thereon whether such taxes, rates, assessments, licence fees and other public charges are assessed, levied or charged by municipal, provincial, federal, school or other public body. If the Tenant shall fail to pay any such amount or amounts when due, the Landlord may, at its option, pay the same and an amount equal to the amount so paid, together with interest thereon computed at the rate of interest set out in paragraph 5 of this Lease from the date of payment by the Landlord, shall be charged to and paid by the Tenant as Additional Rent. The Tenant shall, forthwith after payment of the foregoing items and charges, produce to the Landlord on request evidence satisfactory to the Landlord of the fact of such payment; provided, however, that:

         (a) if by law any tax, rate, duty, assessment, fee or charge, at the option of the taxpayer, may be paid by instalments (whether or not interest shall accrue on the unpaid balance thereof), the Tenant may pay the sum in instalments as the same respectively become due;

         (b) the Tenant shall only be required to pay a proportionate part of any such tax, rate, duty, assessment, fee or charge which relates to a fiscal period of the taxing authority a part of which period is included in a period prior to the commencement or after the expiration of the Term;

         (c) the Tenant may, upon written notice to the Landlord and after paying such tax, rate, assessment or other public charge under protest, contest the validity or the amount thereof (if meanwhile such contestation will involve no forfeiture, foreclosure, escheat, sale or termination of the Landlord's title to the Demised Premises and the Building or any part thereof), but upon a final determination of any such contest the Tenant shall immediately pay and satisfy all proper costs, penalties, interest or other charges payable in connection therewith. The Landlord shall co-operate in the institution and prosecution of any such proceedings and will execute any documents required therefor, and the expense of such proceedings including Landlord's costs shall be borne by the Tenant and any refunds or rebates secured relative to the period of occupancy shall belong to the Tenant.

        Tenant shall provide proof of payment in form satisfactory to the Landlord, with certified copies of insurance policies required to be maintained herein, at Landlord's request.

        The Tenant covenants and agrees not to allow anything to be done, kept, used or sold upon or about the Demised Premises which contravenes any of the insurance policies or which would prevent the Landlord from procuring any such policy with companies acceptable to the Landlord. If any insurance policy upon the Building or any part thereof is cancelled or threatened by the insurer to be cancelled, or the coverage thereunder reduced or threatened to be reduced by the insurer, or if such insurance policy is not obtainable by reason of the use and occupation of the Demised Premises or any part thereof by the Tenant or any assignee or sub-tenant of the Tenant or by anyone permitted by the Tenant to be upon the Demised Premises, the Tenant will promptly advise the Landlord of such notice, and if the Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction in coverage or refusal to cover within 24 hours after notice thereof by the Landlord, the Landlord may, without limiting any other remedies it may have pursuant to this Lease or at law, enter the Demised Premises and remedy the condition giving rise to the cancellation or reduction or threatened cancellation or threatened reduction or refusal to cover and the Tenant will pay to the Landlord the cost thereof upon demand and the Landlord shall not be liable for any inconvenience, disturbance, loss of business or other damage resulting from such entry and remedying.


10.     SPUR TRACK


11.     OPERATION AND MAINTENANCE COSTS

        Except as otherwise provided in this Lease, the Tenant covenants and agrees to operate, service, maintain, clean, supervise, police, replace and repair, and keep in good order and safe condition the Demised Premises including, without limiting the generality of the foregoing, all exterior (including roof) maintenance and repairs, (excluding structural repairs and maintenance to the Building and structural roof maintenance and repairs, which are the responsibility of the Landlord,) landscaping, snow and ice removal and to pay on demand to the Landlord reasonable management and administration service charges pertaining to the Landlord's operation of the Demised Premises.

12.     DELETED


13.     GOOD & SUBSTANTIAL REPAIR

         a) The Tenant covenants and agrees to keep, at the expense of the Tenant, at all times during the said Term, the Demised Premises in a clean and sanitary condition and in good and substantial repair, and to replace any broken glass windows in the Demised Premises and at the end or sooner termination of the said Lease, to peaceably surrender and yield up the Demised Premises in good and substantial repair and condition (normal wear and tear and latent defect excepted) and, without limiting the generality of the foregoing the Tenant will, during the Term of the Lease, cause such good management and care to be taken of the Demised Premises and the various parts thereof, both interior and exterior, that no injury to the same shall occur, and that the air conditioning equipment, if any, heating apparatus, electric or other wires, pipes, pumps, valves, reservoirs, sinks, baths, plumbing apparatus, gas keys and fastenings of all kinds on the said Demised Premises shall be kept during the said Term in a state of efficient and good working order, and that all heating apparatus, water closets, sinks, baths and accessories thereto on the Demised Premises shall be protected from frost and kept at all times free from any uncleanliness or obstruction that would prevent their efficient working and that repairs needful or expedient to keep them in efficient working order during the said Term will be borne by the Tenant. And the Tenant shall be directly responsible for all of the above repairs, maintenance and decoration with respect to the Demised Premises and will promptly, at its expense, carry out any and all repairs required thereto. The Tenant shall be responsible for all janitorial services respecting the Demised Premises, including the washing of windows therein both inside and outside.

         b) The Tenant covenants and agrees without limiting the generality of the within clause or derogating from the provisions thereof, to maintain in good condition to the satisfaction of the Landlord, the heating system and air conditioning system, if any, in the Demised Premises and to operate, repair and replace, all subject to exceptions of the within clause hereof, the system and all parts when necessary throughout the Term of the Lease.

        The Tenant covenants and agrees that it will at all times, with respect to those matters of which the Tenant shall have knowledge, give the Landlord prompt written notice of any accident or defect to or in the water pipes, gas pipes, air conditioning equipment, if any, heating apparatus, electric or other wires, or plumbing fixtures in the Demised Premises.

        PROVIDED HOWEVER, that the Landlord may at its sole option from time to time, elect by written notice to the Tenant to carry out at the expense and in the name of the Tenant the Tenant's obligations pursuant to this clause for such periods of time as the Landlord may determine, and the cost thereof shall be payable to the Landlord by the Tenant forthwith as Rent on demand together with interest thereon at the aforesaid rate from the date of the expenditure of such monies by the Landlord until paid by the Tenant. The Landlord in doing so shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom.



14.     ENTRY TO INSPECT

        The Tenant covenants and agrees to permit the Landlord and its agents and employees at all reasonable times to enter the Demised Premises to view the state of repair and the Tenant shall forthwith, after the receipt of written notice thereof, at the Tenant's expense, commence and diligently proceed to make such repairs and replacements as the Tenant may be obligated to make and in the event of the Tenant's failure or neglect so to do, the Landlord and its agents and employees may enter the Demised Premises and, at the Tenant's expense, perform and carry out such repairs or replacements and the Landlord in so doing shall not be liable for inconvenience, disturbance, loss of business or other damage resulting therefrom and in the event the Landlord expends any monies pursuant to this clause the Tenant will pay the same on demand together with interest thereon at the aforesaid rate from the date of the expenditure of such monies by the Landlord until paid by the Tenant as Additional Rent on the first day of the next month next following said payment by the Landlord.


15.     QUALITY OF REPAIR

        The Tenant covenants and agrees that all repairs and replacements made by the Tenant to the Demised Premises shall be of a quality and class at least equal to the original and shall become the property of the Landlord absolutely and a part of the Demised Premises.


16.     NUISANCE, WASTE, HAZARDOUS SUBSTANCES

        The Tenant shall not keep or permit on the Leased Premises any toxic or dangerous or hazardous waste, substance or material, asbestos, polychlorinated biphenals, special nuclear or byproduct material, heavy metals, radioactive materials, (hereinafter collectively referred to as "prohibited substances"). Any other substances declared to be hazardous or toxic or dangerous under any law or regulation now or hereafter enacted or promulgated by any government authority having jurisdiction, pollutant, contaminant or petroleum (shall be cumulatively referred to as "noxious substances"). If the Tenant discovers the existence of any noxious substances on the Leased Premises, the Tenant shall promptly report such information to the Landlord. The Tenant shall not disclose such information to any government agencies, officials or other persons unless required to do so by applicable law. The Tenant shall at its sole cost and expense comply with all applicable environmental laws, regulations, rulings or orders, ordinances and occupational safety and health laws, rules, regulations, requirements or permits, including, without limitation, any laws requiring the filing of reports and notices relating to any noxious substances on the Leased Premises (cumulatively referred to as "environmental and health laws"). In the event of a violation of any environmental or health laws, or of a release of a noxious substance from the Leased Premises, or of the discovery of environmental contamination requiring remediation which violation, release or environmental contamination is attributable to the acts, omission or negligence of the Tenant, its agents, employees or invitees, the Tenant shall provide at its sole cost and expense all bonds and other security required by governmental authorities having jurisdiction and the Landlord shall have the right but shall not be obliged to enter the Leased Premises and to supervise and approve any actions taken by the Tenant to address the violation, release or environmental contamination, and in the event that the Tenant fails to promptly address such violation, release or environmental contamination then the Landlord shall have the right but shall not be obliged to perform, at the Tenant's sole cost and expense, any actions necessary or appropriate to address the violation, release or environmental contamination. The Tenant hereby indemnifies, protects and holds harmless the Landlord, its successors and assigns, its property manager and those for whom in law the Landlord is responsible from and against all claims, demands, actions, suits, fines, penalties, costs, expenses, damages and obligations of any nature arising from any violation of any environmental or health laws or any other environmental, health or safety matter including, without limitation, nuisance or toxic tort claims, caused by the acts, omissions or negligence of the Tenant, its agents, employees or invitees. The Tenant hereby authorizes the Landlord to make enquiries from time to time of any governmental authority having jurisdiction with respect to the Tenant's compliance with environmental and health laws, and the Tenant agrees from time to time to provide such written authorization as the Landlord may reasonably require in order to facilitate the obtaining of such information. The Tenant shall permit the Landlord and its lenders and agents to conduct inspections and appraisals from time to time of the Tenant's records, and physical Inspection of the Tenant's operations, business and assets respecting compliance with environmental and health laws and all matters pertaining to noxious substances. The Tenant shall forthwith notify the Landlord in writing upon being advised of any alleged violation or infringement of environmental and health laws or any intended enforcement action pertaining thereto. If the Tenant shall keep or permit any noxious substances upon the Leased Premises then such noxious substances shall be and remain the sole and exclusive property of the Tenant and shall not become the property of the Landlord notwithstanding any other provision of this Lease or any rule of law or any degree of affixation of the noxious substance or the goods containing the noxious substance to the Leased Premises or the Property and notwithstanding the expiry or earlier termination of this Lease. The obligations of the Tenant hereunder relating to noxious substances and environmental and health laws shall survive the expiry or earlier termination of this Lease.

See Rider 6A.

17.     USE

        The Tenant covenants and agrees that it will use the Demised Premises for the purpose of research laboratories, general office use and light assembly and the Tenant shall not use or permit, or suffer the use of any part or parts thereof for any other business or purpose whatsoever unless the Landlord gives its written consent to such change in use, not to be unreasonably withheld, and provided that any such use shall be in compliance with all zoning regulations and other legislation applicable the Demised Premises and the Building and shall not be in breach of any other provision of this Lease.


18.     ORDINANCES & REGULATIONS

        Notwithstanding the use of the Demised Premises permitted in this Lease hereof, the Tenant covenants and agrees to observe and fulfil the provisions and requirements of all statutes, orders-in-council, by-laws, rules and regulations, municipal, legislative, parliamentary or by other lawful authority, relating to the use of the Demised Premises by the Tenant and, without limitation thereto, to comply with any applicable lawful regulation or order of The Canadian Underwriters Association or any body having similar functions or any liability or fire insurance company by which the Landlord or Tenant may be insured, and that all fines, charges, costs, damages, or other expenses resulting from the default of infringement of, or changes in the Demised Premises required as a result of the Tenant's use of the Demised Premises to comply with, the above mentioned shall be borne by the Tenant.

See Rider 6A.

19.     ASSIGNMENT & SUB-LETTING

        The Tenant covenants that it will not assign this Lease nor sub-let the Demised Premises in whole or in part without the prior written consent of the Landlord, which consent the Landlord covenants not to withhold unreasonably:

         - as to any assignee or sub-lessee who is in a financial condition satisfactory to the Landlord, agrees to use the Demised Premises for those purposes permitted hereunder, and is otherwise satisfactory to the Landlord, acting reasonably, and

         - as to any portion of the Demised Premises which, in the Landlord's sole judgment, is a proper and rational division of the Demised Premises, subject to the Landlord's right of termination arising under this clause. Without limitation, the Tenant shall for the purpose of this clause be considered to assign or sub-let in any case where it permits the Demised Premises or any portion thereof to be occupied by persons other than the Tenant, its agents and employees and others engaged in carrying on the business of the Tenant, whether pursuant to assignment, sub-letting, license or other right, or where any of the foregoing occurs by operation of law.


        The Tenant shall not assign this Lease or sub-let the whole or any part of the Demised Premises unless:

         - it shall have received or procured a bona fide written offer to take an assignment or sub-Lease which is not inconsistent with this Lease, and the acceptance of which would not breach any provision of this Lease if this clause is being complied with, and


         - it shall have first requested and obtained the consent in writing of the Landlord thereto.

        Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, financial standing and business of the proposed assignee or sub-lessee. Notwithstanding the provisions herein, within 30 days after the receipt by the Landlord

                                    RIDER 6A

        Notwithstanding the provision of Clause 16, the Landlord acknowledges that the Tenant is required to use small quantities of certain noxious substances, including without limitation, radioactive materials, chemicals and explosives, in the course of its business activities and that such substances will from time to time be stored on the Demised Premises, always in compliance with the Atomic Energy control Board Radio-Isotope Licensing Requirements governing the use, storage and transportation of radioactive materials and Energy Mines & Resources License for a Temporary Magazine governing the use and storage of explosives, or such other requirements which may from time to time be applicable to such substances.

        The Tenant covenants to provide the Landlord with copies of all licenses and renewals thereto so the Landlord is kept current of the licensing requirements.

        Provided, however, that nothing in this Lease shall make the Tenant liable for any environmental contamination which existed on the Demised Premises prior to the date of this Lease, or which cannot be shown to have been caused in whole or in part by the Tenant.

        The Landlord represents to the best of its knowledge that there is no environmental contamination currently in existence on the Demised Premises.

        The Landlord agrees that it shall reimburse the Tenant for half of the cost of a Phase I environmental assessment of the Demised Premises which the Tenant shall cause to be conducted prior to its occupancy of the Demised Premises.

18.     Ordinances & Regulations (cont.)

        Notwithstanding the foregoing, any non-observance by the Tenant of any governmental or municipal regulations or other requirements governing the conduct of any business by the Tenant in the Demised Premises shall not be deemed a breach of covenant under the terms of this Lease if such non-observance in no way raises any risk of penalty, damage or loss whatsoever to the Landlord, its agents and mortgagees. Provided that the foregoing obligations of the Tenant shall be subject to the Tenant being entitled to contest in good faith and in an expeditious and diligent manner, any such governmental or municipal regulations or other requirements.

of such request for consent and of all information which the Landlord shall have requested herein, the Landlord shall have the right upon written notice of termination submitted to the Tenant, if the request is to assign this Lease or sub-let the whole or part of the Demised Premises, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than 30 days following the giving of such notice. In such event the Tenant shall surrender the whole or part, as the case may be, of the Demised Premises in accordance with such notice of termination and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if a part only of the Demised Premises is surrendered, Basic Rent and Additional Rent shall after the date of surrender abate proportionately. If such consent shall be given the Tenant shall assign or sub-let, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise.

        No assignment or sub-letting of this Lease shall be effective unless the assignee or sub-lessee shall execute an assumption agreement on the Landlord's form, assuming all the obligations of the Tenant hereunder, and shall pay to the Landlord its reasonable fee for processing the assignment or sub-letting such fee not to exceed $500.00.

        The Tenant agrees that in the event the Landlord consents to the sub-letting in whole or in part of the Demised Premises on terms under which the sub-lessee is required to make any payment of Rent to the Tenant in excess of those payable by the Tenant pursuant to this Lease, the Tenant shall, upon any excess payments becoming due to the Tenant, pay such excess payments to the Landlord.

        Notwithstanding any of the foregoing, it is agreed that the Tenant shall be allowed to assign this Lease or to sublet all or part of the Demised Premises to a related company of the Tenant without the Landlord's prior written consent.

        The Tenant agrees that any consent to an assignment or sub-letting of this Lease or Demised Premises, shall not thereby release the Tenant of its obligations hereunder.

        The Landlord's consent to any assignment, subletting, change of control, parting with or sharing possession does not imply any further consent to do so without the Tenant in each instance complying with the terms of this Lease.


20.     INDEMNIFICATION

        The Tenant covenants and agrees notwithstanding any other provisions of this Lease to the contrary, to indemnify and save harmless the Landlord from any and all liabilities, damages, costs, claims, suits or actions resulting from:

         a) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Tenant to be fulfilled, kept, observed and performed;

         b) any damage to property, including property of the Landlord, occasioned by the operations of the Tenant's business on, or the Tenant's occupation of the Demised Premises;

         c) any injury to person or persons, including death, resulting at any time therefrom, occasioned by the operation of the Tenant's business on, or the Tenant's occupation of, the Demised Premises;


See Rider 7A.

21.   TENANT'S INSURANCE

See Rider 7A.

Rider 7A.

        Provided, however, that the foregoing indemnity shall not apply where any injury, loss or damage is due to the sole negligence of the Landlord or those for whom the Landlord is in law responsible, or due to any breach by the Landlord of any provision of this Lease.

20.2 The Landlord covenants and agrees notwithstanding any other provisions of this Lease to the contrary, to indemnify and save harmless the Tenant from any and all liabilities, damages, costs, claims, suits or actions resulting from:

         (a) any breach, violation or non-performance of any covenant, condition or agreement in this Lease set forth and contained on the part of the Landlord to be fulfilled, kept, observed and performed;

         (b) any damage to property, including property of the Tenant, or any injury to person(s), including death, resulting at any time therefrom, occasioned by any structural flaw or failure of the Building other than insurable losses or from any negligence, act, omission, fault or default of the Landlord or those for whom it is in law responsible.

        Provided, however, that the foregoing indemnity shall not apply where any injury, loss or damage is due to the negligence of the Tenant or those for whom the Tenant is in law responsible or due to any peril against which the Tenant is or ought to have been insured, or due to any breach by the Tenant of any provision of this Lease.

21.     Tenant's Insurance

a) The Tenant shall, at its sole cost and expense, take out and keep in full force and effect and in the names of the Tenant, the Landlord, the Landlord's Mortgagees, trustees, holding companies, and as otherwise designated from time to time by the Landlord, as their respective interest may appear, the following insurance:

         (i) All Risks Form Insurance upon property of every description and kind including, without limitation, the building, stock-in-trade, furniture, alterations, additions, partitions, fixtures and anything in the nature of a leasehold improvement, in an amount of not less than full replacement cost thereof, against, at least all perils normally covered under an all risks broad form policy including fire, lightning, windstorm, hail, by-laws, sprinkler leakage, flood, earthquake and collapse. The amount of insurance carried shall not be subject to a percentage co-insurance clause. In the event that there shall be a dispute as to the amount of full replacement cost, the decision of an arbitrator selected in accordance with the provisions of the Arbitration Act (Ontario) shall be conclusive;

         (ii) where applicable, Comprehensive Broad Form Boiler and Machinery Insurance on a blanket repair and replacement basis with limits for each accident for at least the full building replacement costs as well as all leasehold improvements, such insurance to include a joint loss agreement endorsement;

         (iii) Business Interruption Insurance in an amount that will reimburse the Lessee for direct or indirect loss of earnings including prevention of access and Rental Loss Insurance for a minimum twelve (12) month period of indemnity which limits shall include all Rent (Basic Rent and realty taxes) set out in this Lease; Landlord must be shown as Loss Payee with respect to loss of rentals;


                                                                    .../continue

Rider 7A.

21.     Tenant's Insurance       (cont.)

         (iv) broad form Commercial General Liability Insurance written on an occurrence form including, without limitation, personal injury and property damage insurance, contractual liability, non-owned automobile liability, operations and completed operations coverage (where applicable), owners' and contractors' protective insurance coverage including activities and operations conducted by the Tenant and any other persons on the Premises and by the Tenant and any other persons performing work on the Premises and those for whom the Tenant is in law, responsible for. Such policies will be written on a broad form comprehensive basis including limits of at least three million dollars ($3,000,000.00) for bodily injury for any one or more persons, or property damage (but the Landlord, acting responsibly, or the mortgagee, may require higher limits from time to time);

         (v) standard Owner's Form Automobile Insurance providing third party liability insurance with one million dollars ($1,000,000.00) inclusive limits, and accident benefits insurance, covering all licensed vehicles owned or operated by or on behalf of the Tenant;

         (vii) any other form or forms of insurance as the Tenant and or the Landlord or its Mortgagees may reasonably require from time to time, in amounts and for insurance risks against which a prudent Tenant or Landlord would insure.

b) All Property Damage Policies written on behalf of the Tenant shall contain the Mortgagee's standard mortgage clause.

c) All policies will (i) be taken out with insurers acceptable to the Landlord or the Mortgagees acting reasonably (ii) be in a form satisfactory to the Landlord or its Mortgagees acting reasonably (iii) will be primary and not excess to any other insurance available to all and any of the Landlord and Mortgagee; (vi) contain a Cross Liability and Severability of Interest clause;
(vii) contain an undertaking by the insurers to notify the landlord and the Mortgagee in writing not less than thirty (30) days before any cancellation, or termination.

d) The Tenant will deliver as directed to the Landlord and to its Mortgagees (if requested) duly executed by the Tenant's insurers certified copies of each insurance policy as soon as possible after the placing of the insurance and proof of payment in form satisfactory to the Landlord, no review or approval of any insurance certificate or insurance policy by the Landlord derogates from or diminishes the Landlord's rights under this Lease.

                In case of loss or damage, the proceeds of insurance for the Building and Tenant's improvements shall be and are hereby assigned and made payable to the Landlord and to the extent that such proceeds of insurance have been paid to the Landlord, they shall be released to the Tenant (provided the Tenant is not in default) upon the Tenant's written request, in progress payments, at stages determined by a certificate of the Landlord's architect, stating that repairs to each such stage have been satisfactorily completed free of liens by the Tenant. In the event the Tenant defaults in making such repairs, the Landlord may perform the repairs and the proceeds may be applied by the Landlord to the cost thereof.

                The Tenant agrees that if the Tenant fails to take out or keep in force any such insurance referred to in this clause, or should any such insurance not be approved by either the Landlord or its mortgagees (including trustee for bondholders) and should the Tenant not rectify the situation within 48 hours after written notice by the Landlord to the Tenant (stating if the Landlord or its mortgagees (including trustee for bondholders) do not approve of such insurance, the reasons therefore) the Landlord shall have the right without assuming any obligation in connection therewith, to effect such insurance at the sole cost of the Tenant and all outlays by the Landlord shall be immediately payable by the Tenant to the Landlord as Additional Rent and shall be due on the first day of the next month following said payment by the Landlord without prejudice to any other rights and remedies of the Landlord under this Lease.

                The Tenant shall not do or permit anything to be done upon the Demised Premises which shall cause the rate of insurance on the Lands and Building to be increased and if the rate of insurance on the Lands and Building shall be increased by reason of any use made of the Demised Premises or by reason of anything done or omitted or permitted to be done by the Tenant or by anyone permitted by the Tenant to be upon the Demised Premises, the Tenant shall on demand pay to the Landlord the amount of such increase, and if any insurance on the Lands and Building or any part thereof or on any building connected to Lands and Building shall be cancelled by the insurer by reason of the use or occupation of the Demised Premises or any part thereof by the Tenant or by any assignee or sub-lessee of the Tenant or by anyone permitted by the Tenant to be upon the Demised Premises the Landlord may, at its option, in addition to any other remedy it may have, forthwith terminate this Lease by notice in writing to the Tenant and thereupon Rent and any other payments for which the Tenant is liable under this Lease shall be apportioned and paid in full to the date of such termination and the Tenant shall immediately deliver up possession of the Demised Premises to the Landlord and the Landlord may re-enter and take possession of the same.

                The Tenant covenants and agrees that the Landlord shall not be liable or responsible in any way for any loss of or damage or injury to any property belonging to the Tenant or to employees of the Tenant or to any other person while such property is on the Demised Premises or in the Lands and Building whether or not such property has been entrusted to employees or agents of the Landlord and without limiting the generality of the foregoing the Landlord shall not be liable for any damage to any such property caused by steam, water, rain or snow which may leak into, issue or flow from any part of the Lands or Building or from the water, steam or drainage pipes or plumbing works of the Lands and Building or from any other place or quarter or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or for any damage caused by anything done or omitted by the Landlord or by any other Tenant of the Lands and Building.

                The Tenant covenants and agrees that it will indemnify the Landlord and save it harmless from and against any and all loss, claims, actions, damages, liability and expense in connection with loss of life, personal injury or damage to property arising from any occurrence on the Demised Premises, or the Lands and Building, or the occupancy or use by the Tenant of the Demised Premises or occasioned wholly or in part by any act or omission of the Tenant, its agents, contractors, employees, servants, licensees or concessionaires or by anyone permitted by the Tenant to be in the Demised Premises or on the Lands and Building. In case the Landlord, without actual fault on its part, is made a party to any litigation commenced by or against the Tenant, the Tenant shall protect and hold the Landlord harmless and shall pay all costs, expenses and legal fees (on a solicitor and his client basis) incurred or paid by the Landlord in enforcing this Lease.

                The requirements imposed on the Tenant in this clause respecting the obtaining and maintaining of insurance shall not in any manner limit or derogate from any other obligations imposed on the Tenant pursuant to this Lease or at law.


22.     DAMAGE

                The Tenant covenants and agrees that it will not bring upon the Demised Premises, the Building, the Lands, or any part thereof any vehicles, machinery, equipment, safes, articles or things that by reason of their weight, site or use might damage the floors or other improvements of the Demised Premises, the Building or the Lands and that if any damage is caused to the Demised Premises, the Building or the Lands by any such vehicle, machinery, equipment, article or thing, or by such overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, will at the election of the Landlord either forthwith at its sole cost repair such damage to the satisfaction of the Landlord or pay the cost of repair as determined by the Landlord, to the Landlord.


23.     QUIET POSSESSION

                The Landlord covenants with the Tenant that upon the Tenant paying the Rent hereby reserved and all other charges herein provided and observing, performing and keeping the covenants and agreements herein contained, the Tenant shall and may peaceably possess and enjoy the said Demised Premises for the Term hereby granted without any interruption or disturbance from the Landlord.


24.     LANDLORD'S REPAIRS

                The Landlord covenants and agrees that notwithstanding the provisions permitted in this Lease, it shall at its sole cost during the Term hereof carry out as soon as possible in the circumstances after receipt of notice thereof in writing from the Tenant, structural repairs to footings, structural columns, foundation, exterior walls, and metal roof decks, unless necessitated as the result of normal wear and tear, and damages recoverable under insurance policies. PROVIDED HOWEVER, that if such repairs are necessitated by the negligence or misconduct of the Tenant, its servants, agents, contractors, licensees, employees, visitors or others for whom in law the Tenant is responsible, the Tenant shall pay to the Landlord on demand the cost of such repairs as Additional Rent on the first day of the next month next following said payment by the Landlord and interest thereon from the date of expenditure thereof by the Landlord until paid by the Tenant to the extent the cost thereof is not recoverable from insurance. PROVIDED that the Landlord shall not be responsible for any damages, loss or injuries sustained by the Tenant, or any persons claiming through or under it, by reason of such defects or the consequences thereof, including the inconvenience occasioned to the Tenant by the entry of the Landlord or its agents and employees on the Demised Premises to effect such repairs.


                The Landlord and Tenant shall, throughout the Term of this Lease, at their respective expense, comply with all provisions of law, including, without limiting the generality of the foregoing:

         (i) all requirements of all federal, provincial and municipal legislative enactments, by-laws, and other governmental or municipal regulations now or hereafter in force which relate to each of their responsibilities in respect of the Lands, the Building and the Demised Premises, or to the making of any repairs, replacements, alterations, additions, changes, substitutions or improvements thereto which are their responsibility under this Lease; and

         (ii) all police, fire, building and sanitary regulations imposed by any governmental, provincial and municipal authorities or made by fire insurance underwriters relating to each of their obligations in respect of the Lands, the Building and the Demised Premises.

         Notwithstanding the foregoing, any non-observance by either party of any governmental or municipal regulations or other requirements governing their obligations shall not be deemed a breach of covenant under the terms of this Lease if such non-observance in no way disturbs, harms or poses a threat to the Tenant's use and occupation of the Demised Premises or in no way raises any risk of penalty, damage or loss to the Tenant or the Landlord. Provided that the foregoing obligations of the Landlord and the Tenant shall be subject to the Landlord or the Tenant, as the case may be, being entitled to contest in good faith and in an expeditious and diligent manner, any such governmental or municipal regulations or other requirements.

25.     LANDLORD'S INSURANCE


26.     TAXES

                The Landlord covenants and agrees that it will, from time to time, pay or cause to be paid the taxes (including local improvement charges), assessments and other outgoings permitted in this Lease, PROVIDED

HOWEVER, that nothing contained in this clause shall derogate from the Tenant's covenant permitted in this Lease.

27.     DAMAGE & DESTRUCTION

        It is agreed between the Landlord and the Tenant that:

         (a) In the event of damage to the Lands and Building or to any part thereof, if the damage is such that the Demised Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of 10 days, then:

                  (i) unless the damage was caused by the fault or negligence of the Tenant or its employees, agents, invitees or others under its control, from the date of occurrence of the damage and until the Demised Premises are again reasonably capable for use and occupancy as aforesaid, the Basic Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the Demised Premises not reasonably capable of such use and occupancy; and

                  (ii) unless this Lease is terminated as hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided herein) shall repair such damage with all reasonable diligence, but to the extent that any part of the Demised Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and

         (b) If the Demised Premises are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord given in writing within 30 days of the occurrence the damage cannot reasonably be repaired within 180 days after the occurrence thereof, then at the option of the Landlord or the Tenant, this Lease shall terminate, in which event neither the Landlord nor the Tenant shall be bound to repair as provided herein, and the Tenant shall instead deliver up possession of the Demised Premises to the Landlord with reasonable expedition and Rent shall be apportioned and paid to the date of the occurrence; and

         (c) If the premises whether of the Tenant or other lessees of the Lands and Building comprising in the aggregate half or more of the total number of square feet of rentable area in the Building (as determined by the Landlord) or portions of the Building which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within 180 days after the occurrence thereof, the Landlord or the Tenant may, by written notice to the other given within 30 days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided herein and the Tenant shall instead deliver up possession of the Demised Premises to the Landlord with reasonable expedition but in any event within 60 days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled to herein.


28.     ALTERATIONS & IMPROVEMENTS

        Should the Tenant require any alterations, improvements, partitions, or changes of whatsoever kind to or in the Demised Premises after the Tenant has taken possession thereof, the Tenant will make and install the same at its own expense and risk; PROVIDED HOWEVER, that no repairs, alterations, improvements, partitions, or changes of whatsoever kind shall be made without the Tenant having first obtained all permits and authorizations required by all authorities having jurisdiction and a copy of said permits and authorizations having been delivered to the Landlord and further without the written consent of the Landlord first had and obtained, such consent not to be unreasonably withheld; PROVIDED FURTHER, that any such repairs, alterations, improvements, partitions, or changes of whatsoever kind shall be made in a good and workmanlike manner with new, first-class materials and shall be carried out and the plans relating thereto shall be prepared by qualified tradesmen, engineers or consultants. All alterations, improvements, partitions and changes made in or to the Demised Premises at any time before or after the taking of possession by the Tenant, by the Tenant or the Landlord, shall immediately become the property of the Landlord and form part of the Demised Premises and the Lands and Building and shall remain upon the Demised Premises. PROVIDED ALWAYS that the Landlord may at the expiration or sooner termination of this Lease for any reason whatsoever require that the Tenant restore the Demised Premises in whole or in part to the same condition in which they were at the time of the entering into of this Lease, the exceptions to the Tenant's repair obligations only excepted. Notwithstanding any of the foregoing, it is understood that the Tenant's obligation to restore the Demised Premises shall not include the restoration of any alterations or improvements which have been made to the Demised Premises by either the Landlord or the Tenant under the Offer to Lease or under this Lease in anticipation of or in connection with the Tenant's occupation of the Demised Premises.

        Notwithstanding any of the foregoing provisions of this clause to the contrary all trade fixtures installed in the Demised Premises by the Tenant and all other property not attached or affixed to the Demised Premises other than by its own weight and installed in the Demised Premises by the Tenant shall remain the property of the Tenant and shall not form a part of the Demised Premises during the Term of this Lease PROVIDED that no such trade fixtures which are attached or affixed to the Demised Premises other than by their own weight shall be removed from the Demised Premises during the Term unless replaced by trade fixtures of comparable value. At the expiration or sooner termination of the Term of this Lease all trade fixtures attached or affixed to the Demised Premises other than by their own weight (excluding such trade fixtures, equipment machinery and shelving which must be attached to prevent movement or vibration or for safety purposes) and other than for those excepted fixtures with respect to which the Landlord, prior to their installation, granted in writing to the Tenant a right of removal at the expiration or sooner termination of the Lease, shall become the sole property of the Landlord; PROVIDED HOWEVER, that the Landlord may at the expiration or sooner termination of this Lease for any reason whatsoever require that the Tenant remove any such fixtures and restore the Demised Premises in whole or in part to the same condition in which they were at the time of the entering into of this Lease, the exceptions to the Tenant's repair obligations only excepted.


29.     SIGNS

        No signs shall be installed in or on the Demised Premises or the Building or the Lands without the prior written consent of the Landlord. All such signs shall conform to all applicable codes or statutes and the building standard as determined by the Landlord from time to time as to size, design and location. At the termination of this Lease, any of the Tenant's signs shall be removed by the Tenant and any damage caused by such removal shall be repaired, all at the expense of the Tenant.

        NOTWITHSTANDING THE FOREGOING, THE TENANT SHALL HAVE THE RIGHT TO ERECT A SIGN(S) ON THE EXTERIOR OF THE BUILDING AND ON THE LANDS DENOTING ITS TENANCY THEREIN PROVIDED SUCH SIGN(S) CONFORMS WITH MUNICIPAL BY-LAWS AND OWNER'S REGULATIONS GOVERNING SIGNS.

30.     NO LIENS

        At no time during the Term shall the Tenant permit any Construction lien or similar lien to stand against the Demised Premises for any labour or materials furnished to, or with the consent of, the Tenant, its agents or contractors, in connection with work of any character (including all work which the Tenant is obliged to do hereunder) performed or claimed to have been performed on the Demised Premises by or at the direction or sufferance of the Tenant. The Tenant shall cause all registrations of claims for such liens, and/or certificates of action under any applicable legislation to be discharged, released or vacated, as the case may be, within thirty (30) days of such registration, or, in the event that such lien is being disputed by the Tenant, the Tenant shall have commenced such action as may be required in order to dispute such lien, all without cost or expense to the Landlord; provided further that if the Tenant shall fail to remove, release or vacate any such lien as required hereunder, the Landlord at its option may pay and discharge such lien, and all amounts paid by or on behalf of the Landlord together with all expenses incurred in connection therewith shall be charged to and paid by the Tenant as Additional Rent.

31.     TIME FOR PAYMENT AND LEGAL COSTS

        All amounts (other than Rent) required to be paid by the Tenant to the Landlord pursuant to this Lease shall, unless otherwise specified herein, be payable at the place designated by the Landlord for payment of Rent and on demand and if not so paid within 15 days of such demand be treated as Rent in arrears and the Landlord may, in addition to any other remedy and it may have for the recovery of the same, distrain for the amount thereof as Rent in arrears.

        In the event that the Tenant shall make default in payment of any sums required to be paid by it under this Lease (other than payments to the Landlord), the Landlord may pay the same.

        Unless otherwise expressly provided herein all sums referred to in the preceding clause of this clause and all reasonable costs paid by the Landlord on account of any default by the Tenant under this Lease, shall be payable by the Tenant to the Landlord as Additional Rent on the first day of the next month next following said payment by the Landlord. The Landlord may, by notice to the Tenant, demand payment thereof and if not paid by the Tenant within 15 days of such notice, the amount thereof shall be deemed to be Rent in arrears and the Landlord may, in addition to any other remedy it may have for the recovery of the same, distrain for the amount thereof as Rent in arrears.

Wherever in this Lease the Landlord has made a payment which is subsequently charged to the Tenant for payment, the Landlord shall first provide the Tenant with evidence showing that such payment was made by the Landlord.


32.     DEFAULT

        If and whenever:

         a) the Rent hereby reserved, or any part thereof, be not paid when due, or there is non-payment of any other sum which the Tenant is obligated to pay under any provisions hereof, and such default shall continue for 5 days after notice by the Landlord requiring the Tenant to rectify the same; or

         b) the Term hereby granted, or any goods, chattels or equipment of the Tenant, shall be taken or be exigible in execution or in attachment or if a writ of execution shall issue against the Tenant; or

         c) the Tenant shall become insolvent or commit an act of bankruptcy or become bankrupt or take the benefit of any Act that may be in force for bankrupt or insolvent debtors or become involved in a winding-up proceeding, voluntary or otherwise, or if a receiver shall be appointed for the business, property, affairs or revenues of the Tenant, or if any governmental authority shall take possession of the business or property of the Tenant; or

         d) the Tenant shall make a bulk sale of its goods or move or commence, attempt or threaten to move its goods, chattels and equipment out of the Demised Premises (other than in the routine course of its business) or shall abandon or vacate the Demised Premises for a period of 15 consecutive days (without written consent of the Landlord), or fail to conduct business from or occupy the Demised Premises; or

         e) the Tenant shall purport to assign, transfer, sub-let, or grant a license with respect to any portion or all of the Term or the Demised Premises without the written consent of the Landlord; or

         f) the Tenant fails to remedy any condition giving rise to cancellation, threatened cancellation, reduction or threatened reduction of any insurance policy on the Building or any part thereof within 24 hours after notice thereof by the Landlord; or

         g) the Tenant shall not observe, perform and keep any other of the covenants, agreements, provisions, stipulations and conditions herein to be observed, performed and kept by the Tenant and shall persist in such failure for 10 days after notice by the Landlord requiring that the Tenant remedy, correct, desist or comply (or in the case of any such breach which reasonably would require more than 10 days to rectify unless the Tenant shall commence rectification within the said 10 day period and thereafter promptly and diligently and continuously proceed with the rectification of the breach);

then and in any of such cases at the option of the Landlord, the full amount of the current month's and next ensuing 3 months' installments of Rent shall immediately become due and payable and the Landlord may immediately distrain for the same, together with any arrears then unpaid; and the Landlord may without notice or any form of legal process forthwith re-enter upon and take possession of the Demised Premises or any part thereof in the name of the whole and remove and sell the Tenant's goods, chattels and equipment therefrom, any rule of law or equity to the contrary notwithstanding; and the Landlord may seize and sell such goods, chattels, and equipment of the Tenant as are in the Demised Premises or at any place at which the Landlord or any other person may have removed them in the same manner as if they had remained and been distrained upon the Demised Premises; and such sale may be effected in the discretion of the Landlord either by public action or by private treaty, and either in bulk or by individual item, or partly by one means and partly by another, all as the Landlord in its entire discretion may decide.

33.      CONSEQUENCES OF DEFAULT

         If and whenever the Landlord is entitled to re-enter the Demised Premises, or does re-enter the Demised Premises, the Landlord may either terminate this Lease by giving written notice of termination to the Tenant, or by posting notice of termination in the Demised Premises, and in such event the Tenant will forthwith vacate and surrender the Demised Premises or alternatively, the Landlord may from time to time without terminating the Tenant's obligations under this Lease, make alterations and repairs considered by the Landlord necessary to facilitate a sub-letting and sub-let the Demised Premises or any part thereof as agent of the Tenant for such term or terms and at such rent or rents and upon such other terms and conditions as the Landlord in its reasonable discretion considers advisable. Upon each sub-letting all Rent and other monies received by the Landlord from the sub-letting will be applied first to the payment of indebtedness other than Rent due hereunder from the Tenant to the Landlord, second to the payment of costs and expenses of the sub-letting including brokerage fees and solicitors' fees and costs of the alteration and repairs, and third to the payment of Rent due and unpaid hereunder. The residue, if any, will be held by the Landlord and applied in payment of future Rent as it becomes due and payable. If the Rent received from the sub-letting during a month is less than the Rent to be paid during that month by the Tenant, the Tenant will pay the deficiency to the Landlord. The deficiency will be calculated and paid monthly. No re-entry by the Landlord will be construed as an election on its part to terminate this Lease unless a written notice of that intention is given to the Tenant or posted as aforesaid. Despite a sub-letting without termination, the Landlord may elect at any time to terminate this Lease for a previous breach. If the Landlord terminates this Lease for any breach, the Tenant will pay to the Landlord on demand therefore;

         a) both Basic Rent and Additional Rent, up to the time of re-entry or termination, whichever is later, plus accelerated Rent as provided for in this Lease;

         b) all reasonable costs payable by the Tenant pursuant to the provisions hereof up until the date of re-entry or termination, whichever is later;

         c) such reasonable expenses as the Landlord may incur or has incurred in connection with re-entering or terminating and reletting, or collecting sums due or payable by the Tenant or realizing upon assets seized including brokerage expense, legal fees and disbursements and including the expense of keeping the Demised Premises in good order and repairing or maintaining the same or preparing the Demised Premises for re-leasing; and

         d) as liquidated damages for the loss of Rent and other income of the Landlord expected to be derived from this Lease during the period which would have constituted the unexpired portion of the Term had it not been terminated, the amount, if any, by which the rental value of the Demised Premises for such period established by reference to the terms and provisions of this Lease, exceeds the rental value of the Demised Premises for such period established by reference to the terms and provisions upon which the Landlord re-lets them, if such re-leasing is accomplished within a reasonable time after termination of this Lease, and otherwise with reference to all market and other relevant circumstances. Rental value is to be computed in each case by reducing the present worth at an assumed interest rate of 10% per cent per annum all Rent and other amounts to become payable for such period and where the ascertainment of amounts to become payable requires it, the Landlord may make estimates and assumptions of fact which will govern unless shown to be unreasonable or erroneous.

34.      DISTRESS

         The Tenant waives and renounces the benefit of any present or future statute or any amendments thereto taking away or limiting the Landlord's right of distress and agrees with the Landlord that, notwithstanding any such enactment, all goods and chattels of the Tenant from time to time on the Demised Premises shall be subject to distress for arrears of Rent, subject always to the rights of prior secured parties.

35.      SURRENDER

         The Tenant shall, subject to any provisions permitted in this Lease to the contrary, at the expiration of or sooner termination for any reason whatsoever of this Lease, peacefully surrender and yield up to the Landlord all and every part of the Demised Premises together with all Buildings, structures, and fixtures including all appurtenances, alterations, repairs, additions and replacements thereto all in good order, condition and repair, the exceptions to the Tenant's repair obligations only excepted. PROVIDED ALWAYS, that the Tenant shall on the expiration or sooner termination of this Lease sever and remove any and all fixtures which are not or have not become the property of the Landlord and the Tenant shall forthwith restore and repair the Demised Premises and any damage caused as a result of such severance or removal. If the Tenant does not so sever and remove in the time hereinbefore limited, the Landlord at its option may do so at the expense of the Tenant and the Tenant will have no interest whatsoever therein. PROVIDED ALWAYS, that no such fixtures and no goods and chattels of any kind will, except in the ordinary course of business, be removed from the Demised Premises during the Term or at any time thereafter without the written consent of the Landlord first had and obtained, until all Rent in arrears has been fully paid.

36.      RIGHT TO EXHIBIT PREMISES

         The Landlord and its agents and employees may at all reasonable times enter the Demised Premises to exhibit the same for purposes of sale and may at all reasonable times enter the Demised Premises to exhibit the same for purposes of re-leasing and, in addition thereto, may display the usual "For Sale" and "For Lease" signs thereon, provided that the Landlord shall not display "For Lease" signs until it has received notice from the Tenant that this Lease will not be renewed.

37.      OVERHOLDING

         If, at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at the greater of the then fair market rent for similar space or double Basic Rent payable monthly in advance plus Additional Rent and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary except an agreement in writing between the Landlord and the Tenant and the Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of such monthly Rent.

38.      WAIVER BY THE LANDLORD

         The failure of the Landlord to insist in any one or more cases upon the strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant or option and the acceptance of rental by the Landlord with knowledge of the breach by the Tenant of any covenants or conditions of this Lease shall not be deemed a waiver of such breach and no waiver by the Landlord of any provisions of the Lease shall be deemed to have been made unless expressed in writing and signed by the Landlord.

39.      NOTICES

         Any notice, advice, document or writing required or contemplated by any provision thereof shall be given in writing and if to the Landlord, either delivered personally to an officer of the Landlord or mailed by prepaid mail addressed to the Landlord at the said local office address of the Landlord shown above, or sent by facsimile or similar means of electronic communication and if to the Tenant, either delivered personally to the Tenant (or to an officer of the Tenant, if a corporation) or mailed by prepaid mail address to the Tenant at the Demised Premises, or if an address of the Tenant is shown in the description of the Tenant above, to such address or if sent by facsimile or similar means of electronic communication to the number notified by either party to the other. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, of if mailed as aforesaid, upon the fifth day after being mailed or if sent by facsimile or similar means of electronic communication on the day following the date of transmission. The Landlord may from time to time by notice in writing to the Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persona to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. The Tenant may, if an address of the Tenant is shown in the description of the Tenant above, from time to time by notice in writing to the Landlord, designate another address as the address to which the notices are to be mailed to it, or specify with greater particularity the address to which such notices are to be mailed.

40.      DELETED

41.      SUBORDINATION & ACKNOWLEDGEMENTS

         In the event of registration of this Lease (or a caveat based thereon) in the Lands Titles Office by the Tenant, and in the further event of a mortgage or mortgages being registered against the said Lands and Building, such mortgage or mortgages shall take priority over this Lease in every respect and the Tenant shall within 10 days of the request of the Landlord execute and deliver to the Landlord any and all documents required to give effect to the foregoing, including postponements under the appropriate Land Titles Act for the Province of Ontario dealing with such matters provided that the mortgagee shall deliver to the Tenant an agreement which shall permit the Tenant to continue in quiet possession of the Demised Premises in accordance with the terms of this Lease as long as the Tenant is not in default hereunder, whether such mortgage is in good standing or not.

         The Tenant covenants and agrees to promptly execute and deliver to the Landlord and, if required by the Landlord, to any mortgagee (including any trustee under a deed of trust and mortgage) designated by the Landlord, a certificate in writing as to the then status of this Lease, including whether it is in full force and effect, as modified or unmodified, confirming the Rent payable hereunder and the state of accounts between the Landlord and the Tenant and the existence or non-existence of defaults and any other matters pertaining to the Lease as to which the Landlord shall request of such certificate. PROVIDED FURTHER, that the Tenant, whenever requested by any mortgagee (including any trustee under a deed of trust and mortgage), shall attorn to such mortgagee as a Tenant upon all terms and conditions of this Lease and shall execute promptly whenever requested by the Landlord or by such mortgagee an instrument of attornment.

42.      DELETED

43.      TIME OF ESSENCE

         Time shall be of the essence hereof.

44.      HEADINGS

         The Landlord and the Tenant hereto agree that the headings form no part of this Lease and shall be deemed to have been inserted for the convenience of reference only.

45.      INTERPRETATION

         Where the singular and masculine or neuter are used throughout this Lease they shall be construed as if the plural and feminine had been used where the context of the party or parties hereto so requires and the rest of the sentence shall be construed as if the necessary grammatical and terminological changes thereby rendered necessary had been made.

46.      ACCEPTANCE

         The Tenant does hereby accepts this Lease of the herein described Demised Premises to be held by it as Tenant and subject to the conditions, restrictions and covenants herein set forth.

47.      GOVERNING LAWS

         This Lease and any rules and regulations adopted hereunder shall be governed by the laws of the Province of Ontario. Should any provision of this Lease and/or its conditions be illegal or not enforceable under the laws of the Province of Ontario, it or they shall be considered severable, and this Lease and its conditions shall remain in force and be binding upon the parties as though the provision or provisions had never been included.

48.      DELETED

49.      DELETED

50.      REPRESENTATIONS

         The Tenant hereby acknowledges that the Demised Premises are taken without representation of any kind on the part of the Landlord or its agent other than as set forth herein. It is understood and agreed that no representative or agent of the Landlord or Tenant is or shall be authorized or permitted to make any representation with reference thereto, or to vary or modify this agreement in any way, and that this Lease contains all of the agreements and conditions made between the parties hereto respecting the Demised Premises and that any addition to or alteration of or changes in this Lease or other agreements hereafter made or conditions created to be binding, must be made in writing and signed by both parties.

51.      BINDING ON SUCCESSORS & APPROVED ASSIGNS

         This indenture and everything herein contained shall enure to the benefit of and be binding upon the parties hereto, the successors and assigns of the Landlord and the approved successors and assigns of the Tenant.

52.      SALE OR FINANCING OF LANDS OR ASSIGNMENT BY LANDLORD

         The Tenant acknowledges that the rights of the Landlord under this Lease may be mortgaged, charged, transferred or assigned to a purchaser or to a mortgagee or trustee. The Tenant further acknowledges that in the event of the sale or lease by the Landlord of the Lands or a portion thereof containing the Demised Premises or the assignment by the Landlord of this Lease or of any interest of the Landlord hereunder, and to the extent that such purchaser or assignee, has assumed the covenants and obligations of the Landlord hereunder, the Landlord shall, without further written agreement, be freed and relieved of liability upon such covenants and obligations.

53.      REGISTRATION

         The Tenant covenants and agrees with the Landlord not to register this Lease in any Land Registration Office in the Province of Ontario without the prior written consent of the Landlord. If such consent is provided such notice of Lease or caveat shall be in such form as the Landlord shall have approved in writing and upon payment by the Tenant of the Landlord's reasonable fee (not to exceed $250.00) for same and all applicable transfer or recording taxes or charges. The Tenant shall remove and discharge at the Tenant's expense registration of such a notice or caveat at the expiry or earlier termination of the Term, and in the event of the Tenant's failure to so remove or discharge such notice or caveat after 10 days written notice by the Landlord to the Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such a notice or caveat in order to remove and discharge such notice of caveat and for the purpose thereof the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant. The Tenant will forthwith, upon demand, reimburse the Landlord for the costs of any such action.

54.      LAND USE CAVEAT

         The Tenant covenants and agrees that it will not do or cause to be done any act or make or cause to be made any omission which will result in a breach or contravention of any land use caveats, development control caveats, restrictive covenants or similar instruments presently registered against title to the Lands, provided that the Tenant has been given prior notice of such caveats, restrictive covenants or similar instruments by the Landlord. Registration of such caveats, restrictive covenants or similar documents on title to the Lands shall not constitute notification of the Tenant under this paragraph.

55.      EXCLUSION OF LIABILITY

         Except as otherwise provided in this Lease, it is agreed between the Landlord and the Tenant that:

         (a) The Landlord, its agents, servants and employees shall not be liable for damage or injury to any property of the Tenant which is entrusted to the care or control of the Landlord, its agents, servants or employees.

         (b) The Landlord, its agents, servants and employees, shall not be liable nor responsible in any way for any personal or consequential injury of any nature whatsoever that may be suffered or sustained by the Tenant or any employee, agent, customer, invitee or licensee of the Tenant or any other person who may be upon the Demised Premises or for any loss of or damage or injury to any property belonging to the Tenant or to its employees or to any other person while such property is on (he Demised Premises and, in particular (but without limiting the generality of the foregoing), the Landlord shall not be liable for any damage or damages of any nature whatsoever to any such property or persons caused by the failure, by reason of a breakdown of any apparatus or part thereof or other cause, to supply adequate drainage, snow or ice removal, heating, air conditioning, or electricity, or by reason of the interruption of any public utility or service or in the event of steam, water, rain, or snow which may leak into, issue, or flow from any part of the Building or from the water, steam, sprinkler, or drainage pipes or plumbing works of the same, or from any other place or quarter or for any damage caused by anything done or omitted by any lessee. The Tenant shall not be entitled to any abatement of Rent in respect of any such condition, failure or interruption of service.

         (c) The Landlord, its agents, servants, employees or contractors shall not be liable for any damage suffered to the Demised Premises or the contents thereof by reason of the Landlord, its agents, servants, employees or contractors, entering upon the Demised Premises as herein provided to undertake any examination thereof or any work therein or in the case of an emergency.

56.      LANDLORD'S RIGHT TO PERFORM

         If the Tenant falls to perform any of the covenants or obligations of the Tenant under or in respect of this Lease, the Landlord may from time to time at its discretion perform or cause to be performed any of such covenants or obligations or any part thereof and for such purpose as may be requisite and may enter upon the Demised Premises to do such things, and all expenses incurred and expenditures made by or on behalf of the Landlord shall be paid by the Tenant as Additional Rent on the first day of the next month next following the payment by the Landlord, and if the Tenant fails to pay the same the Landlord may add the same to the Rent and recover the same by all remedies available to the Landlord for recovery of Rent in arrears; PROVIDED HOWEVER, that if the Landlord commences and completes either the performance of any such covenants or obligations or any part thereof, the Landlord shall not be obliged to complete such performance or be later obliged to act in like fashion.

57.      EXPROPRIATION

         The Landlord and the Tenant shall co-operate, each with the other, in respect of any public taking of the Demised Premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs and business interruption and so that the Landlord may receive the maximum award for all other compensation arising from or relating to such public taking including all compensation for the value of the Tenant's leasehold interest subject to the public taking) which shall be the property of the Landlord, and the Tenant's rights to such compensation are hereby assigned to the Landlord. If the whole or any part of the Demised Premises is publicly taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the public taking authority takes possession thereof. If the whole or any part of the Demised Premises is publicly taken, the Landlord shall have the option, to be exercised by written notice to the Tenant, to terminate this Lease and such termination shall be effective on the day the public taking authority takes possession of the whole or the portion of the Lands and Building publicly taken. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, on the date of such public taking, vacate the Demised Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Demised Premises discharged of this Lease and to remove all persons therefrom. In this clause, the words "public taking" shall include expropriation and condemnation and shall include a sale by the Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking and "publicly taken' shall have a corresponding meaning.

58.      DELAY

         Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of monies required to be paid by the Tenant to the Landlord hereunder) by reason of:

         (a)    strikes or work stoppages;

         (b) being unable to obtain any material, service, utility or labour required to fulfil such obligation;

         (c) any statute, law or regulation of, or inability to obtain any permission from any government authority having lawful jurisdiction preventing, delaying or restricting such fulfillment; or

         (d)    other unavoidable occurrence,

the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided that nevertheless the Landlord will use reasonable efforts to maintain services essential to the use and enjoyment of the Demised Premises and provided further that if the Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of any of the circumstances set out herein and to fulfil such obligation could not, in the reasonable opinion of the Landlord, be completed without substantial additions to or renovations of the Lands and Building, the Landlord may on 60 days written notice to the Tenant terminate this Lease.

59.      SCHEDULES

         The provisions of the following Schedules attached hereto shall form part of this Lease as if the same were embodied herein.

         Schedule "A"      -        Legal Description of Property
         Schedule "B"      -        Outlined of Demised Premises
         Schedule "C"      -        Rules and Regulations
         Schedule "D"      -        Option to Renew
         Schedule "E"      -        Alteration and Installations
         Schedule "F"      -        Structural Maintenance
         Schedule "G"      -        Mechanical Maintenance
         Schedule "H"      -        Basic Rent Free Period
         Schedule "I"      -        Vacant Possession
         Schedule "J"      -        Landlord's Work
         Schedule "K"      -        Space Planner
         Schedule "L"      -        Right of First Refusal - Purchase
         Schedule "M"      -        Cash Allowance
         Schedule "N"      -        Occupancy


         IN WITNESS WHEREOF the parties hereto have executed this agreement by their respective duly authorized officers in that behalf, as of the day and year first above written.

                                        BARRINGER RESEARCH LIMITED

                                        Per:   /s/ (President)
                                               ---------------------------------


/s/                                     Per:   /s/ (VP Operations)
------------------------------                 ---------------------------------
Witness as to
Signing by Tenant
of officer(s) of Tenant

                                        LEHNDORFF MANAGEMENT LIMITED
                                        in its capacity as agent for the Owners

                                        Per:   /s/ Philip Mostowich
                                               ---------------------------------
                                        Title: Senior Vice President
                                               Illegible

------------------------------          Per:   /s/ Robert Stanley-Navona
Witness as to                                  ---------------------------------
Signing by Landlord                     Title:

                                   SCHEDULE A

                           LEGAL DESCRIPTION OF LANDS

ALL AND SINGULAR that certain parcel or tract of land and premises situate, lying and being in the City of Mississauga, in the Regional Municipality of Peel (formerly in the Town of Mississauga, in the County of Peel), and being composed of Part Blocks J and I, Plan 928 and designated as Parts 1 and 3 on a reference plan of survey deposited in the Land Registry Office of the Registry Division of Peel (No. 43) as Plan 43R-1619.

                                   SCHEDULE B

                          OUTLINED OF DEMISED PREMISES

                             [SURVEYORS CERTIFICATE]

                                   SCHEDULE C

                             RULES AND REGULATIONS

1. The Tenant shall not perform any act or carry on any practice which may injure or detrimentally affect the use of any common areas and facilities or be a nuisance to any other tenants.

2. The Tenant shall not burn any trash or garbage in or about the demised premises.

3. The Tenant shall not keep, display or store any merchandise on, or otherwise obstruct common areas and roadways adjacent to the demised premises.

4. The Tenant shall not keep, place or store any garbage or waste containers outside of the demised premises, other than a waste bin to be located in the rear parking.

5. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises except as is stated in Rider 6A governing the quantities and compliance required for use in the Tenant's operations.

6. The Tenant shall give the Landlord prompt notice of any accident to or any defect in the plumbing, heating, air-conditioning, ventilating, mechanical or electrical apparatus or any other part of the Building.

7. If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified persons as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord.

8. The Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving the Landlord's rights over such lanes, driveways and passages.

                                  SCHEDULE "D"

                          Option to Renew (Negotiated)

(a) The Landlord covenants with the Tenant that if the Tenant duly and regularly pays the Rent and any and all amounts required to be paid pursuant to this Lease and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed and performed herein, the Landlord will at the expiration of the then expiring term on written notice by the Tenant to the Landlord given by the Tenant not less than six (6) months prior to the expiration of the then expiring term grant to the Tenant a five (5) year renewal of lease of the Demised Premises (the "Renewal Term") on the same terms and conditions as in the standard lease agreement then, at the commencement of the Renewal Term, being used by the Landlord for the Building save and except the right of further renewal, Landlord's Work (if any), Basic Rent, the tenant improvement allowance (if any) and Basic Rent Free Period (if any).

(b) The Basic Rent for the Renewal Term shall be determined by reference to prevailing rental rates for similar space in a similar area in which the Demised Premises are situate, and if the Landlord and Tenant are unable to agree on prevailing rental rates then the rental shall be determined by arbitration conducted in accordance with the provisions of the Arbitration Act.

(c) Notwithstanding the above, if the Tenant does not exercise the Option to Renew in accordance with Schedule "D" then this Option to Renew is null and void.

                                  SCHEDULE "E"

                          ALTERATION AND INSTALLATIONS

The Tenant shall have the right to make alterations and installations at its own expense, from time to time during the lease term or any renewal thereof, provided it has the prior written consent of the Landlord, which is not to be unreasonably withheld and further provided that it agrees to restore the premises to their original condition at the expiration of the lease term, reasonable wear and tear excepted, at the Landlord's option.

The Tenant's obligation to restore the Demised Premises shall not, however, apply to any alterations or improvements which have been made to the Demised Premises by either the Landlord or the Tenant under the Offer to Lease or under this Lease in anticipation of or in connection with the Tenant's occupation of the Demised Premises.

                                  SCHEDULE "F"

                             STRUCTURAL MAINTENANCE

The Landlord shall be responsible for all structural repairs including the roof if not occasioned by the fault of the Tenant or those for whom the Tenant is responsible, or repairs recoverable through insurance policies.

                                  SCHEDULE "G"

                             MECHANICAL MAINTENANCE

         During the Term of this Lease, the Tenant shall be responsible for the maintenance and servicing of all mechanical systems including but not limited to the HVAC, plumbing and electrical systems.

         Prior to occupancy by the Tenant, the Landlord shall cause the HVAC systems, roof deck and membrane and electrical wiring to be inspected by the Landlord's engineers. All repairs or replacements recommended by the Landlord's engineers shall be carried out by the Landlord at the Landlord's sole expense.

         The Landlord shall, prior to occupancy, provide the Tenant with written engineering reports with respect to the condition of the roof deck and membrane, the HVAC systems and electrical wiring and with a complete report setting out all repairs or replacements made hereunder.

                                  SCHEDULE "H"

                             BASIC RENT FREE PERIOD

The Tenant shall not be required to pay Basic Rent for the first two (2) months of the Term of this Lease (herein called the "Basic Rent Free Period").

All other terms and provisions of this Lease shall, however, remain in full force and effect during the Basic Rent Free Period and thereafter including without limitation the payment of Additional Rent.

                                  SCHEDULE "I"

                               VACANT POSSESSION

Provided the Lease has been executed, the Landlord shall provide vacant possession of the Premises on July 1, 1995 in order that the Tenant or Landlord may complete any work required prior to the Lease commencement date. This vacant possession period from July 1, 1995 to August 31, 1995 shall be on a total rent free basis. Tenant agrees to carry appropriate liability insurance during this period. All terms of the Lease shall apply during this period except payment of rent, taxes, utilities and maintenance.

                                  SCHEDULE "J"

                                LANDLORD'S WORK

The Landlord shall, prior to September 1, 1995 complete the following work at its own expense using quality materials and workmanship. All work shall be completed in accordance with all applicable codes governing such work:

i) re-coat and reline currently paved parking area with a proper asphalt coating;

ii) ensure that all mechanical systems including but not limited to HVAC, electrical, plumbing and hardware systems have been properly serviced and are in good working order;

iii) construct a dropped T-bar ceiling complete with adequate lighting, heating and air-conditioning for the warehouse area shown shaded on the attached Schedule "B". T-bar ceiling shall be at a height of 12' above warehouse floor.

(iv)   repair concrete slab adjacent to front entrance;

v) carry out additional repairs specified in Tenant's letter to Landlord dated June 13, 1995.

                                  SCHEDULE "K"

                                 SPACE PLANNER

The Landlord agrees to furnish Tenant with a space planner in order to price and design modifications to the building that are necessary to the Tenant's operation. The cost of the space planner's feasibility drawings shall be borne by the Landlord. All working drawings are the responsibility of the Tenant.

                                  SCHEDULE "L"

                       RIGHT OF FIRST REFUSAL - PURCHASE

The Tenant shall have the Right of First Refusal to purchase the said property at any time or times during its lease term or renewal thereof if and when the property becomes available for sale. Pursuant to this Right of First Refusal, the Landlord agrees to notify the Tenant when it has received a bona fide offer to purchase the property from a third party arms length purchaser which the Landlord is prepared to accept. Upon receipt of written notice and a copy of said offer, the Tenant shall have a period of 72 hours to match the terms of the offer which the Landlord must accept.

                                  SCHEDULE "M"

                                 CASH ALLOWANCE

Provided the Lease has been executed by both parties, the Landlord agrees to provide the Tenant with a cash allowance of One Hundred and Fifty Thousand Dollars ($150,000.00) CDN payable by certified cheque unless otherwise mutually agreed upon, in accordance with the following payment schedule set forth below. This cash allowance will be applied against moving expenses and other costs necessary to the operation of the Tenant's business.

a) Fifty Thousand Dollars ($50,000.00) CDN payable within seven (7) days of signing of the Lease by both parties and occupancy of the Premises.

b) Fifty Thousand Dollars ($50,000.00) CDN payable on August 1, 1995 provided the Tenant has delivered satisfactory proof of expenditure of the initial Fifty Thousand Dollars ($50,000.00) CDN.

c) Fifty Thousand Dollars ($50,000.00) CDN payable on the Lease commencement date provided the Tenant has delivered satisfactory proof of expenditure of the previous Fifty Thousand Dollars CDN.

                                  SCHEDULE "N"

                                   OCCUPANCY

The Premises shall be given to the Tenant in a clean and broom swept condition free of any refuse or debris. Any damage caused by the vacating of the Premises by the existing tenant shall be repaired at the cost of the existing tenant (Savin Canada Inc.) or the Landlord.

The Premises shall be repaired as required by the letter from the Tenant to the Landlord dated June 13, 1995.